Exhibit 10.13

Execution Version

AMENDING AGREEMENT NO. 1

THIS AMENDING AGREEMENT NO. 1 (this “Amending Agreement”) is made as of November 2, 2022.

WHEREAS:

A.         Reference is made to the third amended and restated senior secured credit agreement dated as of August 8, 2022 between, inter alios, Tucows.com Co., Tucows (Delaware) Inc., Ting Inc., Tucows (Emerald), LLC and Wavelo, Inc., as borrowers (collectively, the “Borrowers” and each a “Borrower”), Tucows Inc., as parent (the “Parent”), Royal Bank of Canada, as administrative agent (the “Agent”), and the financial institutions party thereto, as lenders (the “Lenders”) (the “Credit Agreement”).

B.           The Borrowers, the Parent, the Agent and the Lenders wish to amend the Credit Agreement as provided herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Amending Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1         Defined Terms. In this Amending Agreement, unless something in the subject matter or context is inconsistent:

(a)	terms defined in the description of the parties or in the recitals have the respective meanings given to them in the description or recitals, as applicable; and

(b)	all other capitalized terms have the respective meanings given to them in the Credit Agreement as amended by Article Two of this Amending Agreement (collectively, the “Amended Credit Agreement”).

1.2       Headings. The headings of the Articles and Sections of this Amending Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Amending Agreement.

1.3       References. All references to Articles, Sections, Exhibits and Schedules, unless otherwise specified, are to Articles, Sections, Exhibits and Schedules of the Credit Agreement.

RBC/Tucows Credit Agreement Amending Agreement No. 1

ARTICLE 2

AMENDMENTS

2.1         Amendments. Effective as of the date hereof:

(a)

the definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended by adding the following additional words in the parenthetical in clause (iv) thereof immediately after the words “Majority Lenders”:

“and other than Wavelo, Inc. as a result of the issuance of common stock of Wavelo, Inc. pursuant to the Wavelo Stock Option Plan provided that the Parent shall retain ownership at all times of, directly or indirectly, not less than 80% of the common stock of Wavelo, Inc.”.

(b)	Section 1.01 of the Credit Agreement is hereby amended by adding the following new definition of “Wavelo Stock Option Plan”:

“Wavelo Stock Option Plan” means the “2022 Equity Compensation Plan” of Wavelo, Inc. effective September 23, 2022, a full, true complete copy of which has been provided to the Agent and the Lenders.

(c)	Section 8.01(9) of the Credit Agreement is hereby amended by adding the following words at the end of the second sentence thereof immediately prior to the “.” therein:

“other than in the case of Wavelo, Inc. as a result of the issuance of common stock of Wavelo, Inc. pursuant to the Wavelo Stock Option Plan”.

(d)

Section 9.02(7) of the Credit Agreement is hereby amended by deleting the word “and” at the beginning of clause (iv) thereof and adding the following immediately prior to the “.” at the end of clause (iv) thereof:

“; and (v) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, purchases of common stock of Wavelo, Inc. issued pursuant to the Wavelo Stock Option Plan, (a) at any time that the Total Funded Debt to Adjusted EBITDA Ratio is less than 2.00:1 (both before and after giving effect to any such share repurchases and any Funded Debt incurred in connection therewith) or (b) at any time that the Total Funded Debt to Adjusted EBITDA Ratio is equal to or greater than 2.00:1 (both before and after giving effect to any such share repurchases and any Funded Debt incurred in connection therewith), in an aggregate amount not to exceed $1,000,000 in any Financial Year”.

(e)	Section 9.02(13) of the Credit Agreement is hereby amended by adding the following words immediately after the words “2022 Reorganization”:

“and the Wavelo Stock Option Plan”

RBC/Tucows Credit Agreement Amending Agreement No. 1

(f)	Section 9.02(17) of the Credit Agreement is hereby amended by adding thefollowing at the end of clause (i) thereof immediately prior to the “;” therein:

“other than amendments made to the constating documents of Wavelo, Inc. to permit the Wavelo Stock Option Plan; provided that the Parent shall not, directly or indirectly, nor shall it permit Wavelo, Inc. to, directly or indirectly, amend the terms and conditions of the Wavelo Stock Option Plan nor the constating documents of Wavelo, Inc. in a manner that would be prejudicial in any material respect to the interests of the Agent or any of the Lenders under the Loan Documents except (a) with the consent of the Agent, or (b) to the extent necessary to bring any such documents into compliance with any applicable law or regulation, including, without limitation, for the purpose of preventing taxation of Wavelo, any grantee or transferee under the Wavelo Stock Option Plan with respect to any grant under the Wavelo Stock Option Plan under Section 409A of the Internal Revenue Code of 1986, as amended (provided that, with respect to amendments pursuant to clause (b), Wavelo shall provide prior written notice of the same to the Agent)”.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1         Confirmation of Representations. The Parent and each Borrower represents and warrants that, as at the date of this Amending Agreement and assuming that the amendments made to the Credit Agreement by this Amending Agreement have become effective:

(a)	this Amending Agreement has been duly authorized, executed and delivered by each of the signatory Loan Parties;

(b)

the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)	no Default or Event of Default has occurred and is continuing; and

(d)

the representations and warranties contained in Article 8 of the Credit Agreement are true and correct in all material respect as if made on the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

ARTICLE 4
CONDITIONS

4.1         Conditions Precedent. This Amending Agreement shall become effective on the date upon which there has been receipt by the Agent of a counterpart of this Amending Agreement executed by each party hereto.

RBC/Tucows Credit Agreement Amending Agreement No. 1

ARTICLE 5
GENERAL

5.1         Confirmation. Except as specifically stated herein, Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. In particular but without limitation the Parent, the Borrowers and each of the Guarantors hereby acknowledge and agree that:

(a)

the Guaranties and the Security provided by it in favour of the Agent and the Secured Parties continues in full force and effect notwithstanding the execution and delivery of this Amending Agreement and the amendments to the Credit Agreement effected hereby;

(b)	such guarantees and indemnities extend to the indebtedness, liabilities and obligations of the Borrowers under the Amended Credit Agreement; and

(c)

the secured liabilities described in the Security include indebtedness, liabilities and obligations arising under or in relation to the Amended Credit Agreement, and the Liens granted thereunder extend thereto.

5.2        Interpretation. All references to the “this Agreement” or the “Credit Agreement” and all similar references in any of the other Loan Documents shall hereafter include, mean and be a reference to the Amended Credit Agreement without any requirement to amend such Loan Documents. This Amending Agreement shall constitute a “Loan Document” under, and as defined in, the Credit Agreement.

5.3         Binding Nature. This Amending Agreement shall enure to the benefit of and be binding upon the Borrowers, the Parent, the Agent and the Lenders and their respective successors and permitted assigns.

5.4        Severability. Any provision of this Amending Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Amending Agreement, all without affecting the remaining provisions of this Amending Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.5        Conflicts. If, after the date of this Amending Agreement, any provision of this Amending Agreement is inconsistent with any provision of the Credit Agreement, the relevant provision of this Amending Agreement shall prevail.

5.6         Governing Law. This Amending Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

5.7         Counterpart and Facsimile. This Amending Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amending Agreement by any party by facsimile or other form of electronic transmission shall be as effective as delivery of a manually executed copy of this Amending Agreement by such party.

[signatures on the following pages]

RBC/Tucows Credit Agreement Amending Agreement No. 1

IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

ROYAL BANK OF CANADA, as Agent

By:	/s/ Helena Sadowski
Name: Helena Sadowski
Title: Manager, Agency

ROYAL BANK OF CANADA, as Lender, Swingline Lender and Fronting Letter of Credit Lender

By:	/s/ Brad Clarkson
Name: Brad Clarkson
Title: Director, Corporate Client Group, Mid-Market Leverage and Infrastructure Finance

By:
Name:
Title:

BANK OF MONTREAL, as Lender

By:	/s/ Daniel Pichini
Name: Daniel Pichini
Title: Director, Commercial Banking

By:
Name:
Title:

BANK OF NOVA SCOTIA, as Lender

By:	/s/ Mitch Gillingwater
Name: Mitch Gillingwater
Title: Director, National Accounts

By:	/s/ Sebastian Reveredo
Name: Sebastian Reveredo
Title: Director, National Accounts

HSBC BANK CANADA, as Lender

By:	/s/ Gregory Mancina
Name: Gregory Mancina
Title: Director, Corporate Banking

By:	/s/ Jordan Stewart
Name: Jordan Stewart
Title: Senior Director & Team Lead

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender

By:	/s/ Mark McQueen
Name: Mark McQueen
Title: Executive MD, Authorized Signatory

By:	/s/ Adam Weiers
Name: Adam Weiers
Title: Executive Director, Authorized Signatory

THE TORONTO-DOMINION BANK, as Lender

By:	/s/ Justin Whiteside
Name: Justin Whiteside
Title: Director, National Accounts

By:	/s/ Tabish Anjum
Name: Tabish Anjum
Title: Senior Manager, Commercial Credit

TUCOWS INC., as Parent
By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

TUCOWS.COM CO., as Borrower

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

TING INC., as Borrower

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

TUCOWS (EMERALD), LLC, as Borrower

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

WAVELO, INC., as Borrower

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

TUCOWS (DELAWARE) INC., as Borrower

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

Acknowledged and agreed to as of the date first written above.

ENOM, LLC, as Guarantor

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

TUCOWS DOMAINS INC., as Guarantor

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

ASCIO TECHNOLOGIES, CORP., as Guarantor

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

TUCOWS DOMAINS SERVICES, INC., as Guarantor

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer